UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

On April 28, 2015, Microsemi Corporation, a Delaware corporation (“Microsemi”) entered into an Incremental Joinder Agreement (“Incremental Joinder Agreement”) with respect to an incremental term A loan facility and incremental revolving facility (collectively, the “Incremental Facilities”) under its existing Amended and Restated Credit Agreement dated as of October 13, 2011 (such Amended and Restated Credit Agreement as amended and supplemented prior to April 28, 2015, the “Existing Credit Agreement”), and as supplemented by the Incremental Joinder Agreement, the “Credit Agreement”), with Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein.

The Incremental Joinder Agreement provides for, among other things, (1) $325,000,000 of incremental term A loans (the “Incremental Term A Facility”), and (2) incremental revolving commitments of $225,000,000 (the “Incremental Revolving Facility”). The Incremental Revolving Facility includes a $50,000,000 letter of credit subfacility and a $25,000,000 swingline loan facility.

Interest under the Incremental Facilities is, at Microsemi’s option, Base Rate or LIBOR, plus a margin. The initial margin for Base Rate borrowings is 1.00% and for LIBOR borrowings is 2.00%. Starting with the next full fiscal quarter, the margin will vary depending upon Microsemi’s leverage ratio. The minimum margin for Base Rate borrowings will be 0.50% and the maximum will be 1.00%. The minimum margin for LIBOR borrowings will be 1.50% and the maximum will be 2.00%. The Credit Agreement also requires the Company to pay a commitment fee for the unused portion of the Incremental Revolving Facility, which will be a minimum of 0.25% and a maximum of 0.35%, depending on the Company’s leverage ratio. Interest for Base Rate-based loans is calculated on the basis of a 365/366-day year and interest for LIBOR-based loans is calculated on the basis of a 360-day year.

The Incremental Term A Facility requires quarterly principal payments in an amount equal to 2.5% of the aggregate principal amount of the loans made under the Incremental Term A Facility on April 28, 2015. The maturity date for the Incremental Facilities is August 19, 2019.

The Incremental Facilities contain certain representations and warranties, certain affirmative covenants, certain negative covenants, certain conditions and events of default that are substantially similar to the Existing Credit Agreement. Additionally, the Incremental Facilities include financial covenants requiring a maximum leverage ratio and minimum fixed charge coverage ratio and certain events of default related thereto. The lenders under the Incremental Facilities are the only lenders entitled to the benefits of such financial covenants and events of default.

All obligations of Microsemi under the Incremental Facilities are unconditionally guaranteed by each of the guarantors under Microsemi’s Existing Credit Agreement. The Incremental Facilities are secured by a lien and security interest in the collateral that also secures the other loans and obligations under the Existing Credit Agreement.

The foregoing summary of the Incremental Joinder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incremental Joinder Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 17, 2015, Microsemi Corporation, a Delaware corporation (“Microsemi”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Microsemi, LLIU100 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Microsemi (“Purchaser”), and Vitesse Semiconductor Corporation, a Delaware corporation (“Vitesse”). Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of Vitesse (the “Company Shares”) at a purchase price of $5.28 per Company Share, net to the tendering stockholder in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 31, 2015, (together with any amendments and supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal. The Offer and withdrawal rights expired at 12:00 midnight New York City time at the end of April 27, 2015, and Purchaser has accepted for payment and will promptly pay for all validly tendered Company Shares in accordance with the terms of the Offer.

On April 28, 2015, pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into Vitesse, with Vitesse surviving as a wholly owned subsidiary of Microsemi (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each Company Share outstanding (other than Company Shares directly owned by the Company and its subsidiaries, Microsemi or Purchaser, which will be canceled and shall cease to exist, and Company Shares held by stockholders that are entitled to and properly demand appraisal of such Company Shares under the DGCL) was converted into the right to receive $5.28, net to the selling stockholder in cash, without interest and less any required withholding taxes. The Company Shares will no longer be listed on the NASDAQ Global Select Market.

Microsemi is funding the payment of the Company Shares validly tendered and not withdrawn in the Offer and pursuant to the Merger and related expenses from a combination of Microsemi’s available cash together with the entire amount available under the Incremental Term A Facility and a portion of the amount available under the Incremental Revolving Facility on the terms and conditions described above.

The aggregate consideration paid to stockholders of Vitesse by Microsemi in the Offer and Merger was approximately $368 million, without giving effect to related transaction fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On April 28, 2015, Microsemi and Vitesse issued a joint press release announcing the consummation of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 17, 2015, by and among Microsemi Corporation, LLIU100 Acquisition Corp. and Vitesse Semiconductor Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No.000-08866) filed by Microsemi Corporation on March 18, 2015). *+

10.1	Incremental Joinder Agreement, dated as of April 28, 2015, by and among Microsemi Corporation, the incremental lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender.

99.1	Joint press release issued by Microsemi Corporation and Vitesse Semiconductor Corporation on April 28, 2015.

* Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: April 28, 2015	By:	/s/ John W. Hohener
Name: John W. Hohener Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 17, 2015, by and among Microsemi Corporation, LLIU100 Acquisition Corp. and Vitesse Semiconductor Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No.000-08866) filed by Microsemi Corporation on March 18, 2015).*

10.1	Incremental Joinder Agreement, dated as of April 28, 2015, by and among Microsemi Corporation, the incremental lenders party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender.

99.1	Joint press release issued by Microsemi Corporation and Vitesse Semiconductor Corporation on April 28, 2015.

* Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.